As filed with the Securities and Exchange Commission on February 3, 1999.
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                           Ridgewood Financial, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         New Jersey                                              22-3616280
------------------------------                               -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              55 North Broad Street
                           Ridgewood, New Jersey 07450
                                 (201) 445-4000
                     --------------------------------------
                    (Address of principal executive offices)

Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Retirement Trust
                           --------------------------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                               Ruel B. Pile, Esq.
                                 Evan M. Seigel
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660

           ----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
===========================================================================================
Title of                                  Proposed            Proposed         Amount of
Securities to       Amount to be      Maximum Offering    Maximum Offering    Registration
be Registered(1)    Registered(2)    Price Per Share(3)       Price (4)           Fee
----------------    -------------    ------------------   ----------------    ------------

Common Stock
$0.10 par value
per share              30,100             $10.1875           $306,644            $85.25

===========================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Retirement Trust (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of Ridgewood Financial, Inc. (the "Company") in the open market, together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization, or similar adjustment(s) of the Common Stock of the Company.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on maximum purchase price of $10.1875 per share of the Common Stock of the Company, as currently offered to the public.
(4)      Estimated based on (2) and (3) above.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------
         *This Registration Statement relates to the registration of 30,100 shares of Common Stock, $0.10 par value per share, of Ridgewood Financial, Inc. (the "Company") reserved for issuance and delivery under the Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Retirement Trust (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------
         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on December 8, 1998 and, accordingly, will be filing periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C.
20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (i) The Company's Registration Statement on Form SB-2 (No. 333-62363) filed with the Commission on August 27, 1998 and amendments thereto;

         (ii) The Company's Prospectus dated November 12, 1998;

         (iii) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 as filed with the Commission on December 28, 1998; and

         (iv) The Company's Registration Statement on Form 8-A as filed with the Commission on December 8, 1998.

         All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------
         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------
         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------
         Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") describes those circumstances under which directors, officers, employees and agents of the registrant may be insured or indemnified against liability which they may incur in their capacities as such.

         The certificate of incorporation of the registrant (the "Certificate") attached as Exhibit 3(i) hereto, requires indemnification of directors, officers, employees or agents of the registrant to the full extent permissible under New Jersey law.

         The registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Act or of the Certificate.

         The Company has in force a Directors and Officers Liability Policy underwritten by Fidelity & Deposit Co. with a $2,000,000 aggregate limit of liability and an aggregate deductible of $25,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

Item 7.  Exemption from Registration Claimed.
------
         Not Applicable

Item 8.  Exhibits.
------
         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

         In lieu of an opinion of counsel concerning the Plan's compliance with the requirements of ERISA, the Company hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.
------
         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; and

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                INDEX TO EXHIBITS


Exhibit                                Description


4.1 Description of plan provisions for the Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Trust

5.1 Favorable determination letter dated December 24, 1997, confirming that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended

23.1 Consent of Independent Certified Public Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Ridgewood, New Jersey, on February 1, 1999.

                              RIDGEWOOD FINANCIAL, INC.

                              By:/s/Susan E. Naruk
                                 -----------------------------------------------
                                 Susan E. Naruk
                                 President, Director and Chief Executive Officer (Duly Authorized Representative)

         We the undersigned directors and officers of Ridgewood Financial, Inc. do hereby severally constitute and appoint Susan E. Naruk our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Susan E. Naruk may deem necessary or advisable to enable Ridgewood Financial, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Retirement Trust, as amended including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Susan E. Naruk shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of February 1, 1999.


By:/s/Susan E. Naruk                         By:/s/Bernard J. Hoogland
   --------------------------------             --------------------------------
    Susan E. Naruk                               Bernard J. Hoogland
    President, Director and Chief                Director
    Executive Officer

By:/s/Nelson Fiordalisi                      By:
   --------------------------------             --------------------------------
    Nelson Fiordalisi                            John Kandravy
    Executive Vice President, Director           Director
    and Chief Operating Officer

By:/s/John Scognamiglio                      By:
   --------------------------------             --------------------------------
    John Scognamiglio                            Robert S. Monteith
    Senior Vice President, Chief                 Director
    Financial and Accounting Officer
    and Accounting Officer

By:                                          By: /s/John J. Repetto
   --------------------------------             --------------------------------
    Michael W. Azzara                            John J. Repetto
    Director                                     Director

By:/s/Jerome Goodman                         By:
   --------------------------------             --------------------------------
    Jerome Goodman                               Paul W. Thornwall
    Director                                     Director

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Ridgewood Savings Bank of New Jersey 401(k) Savings Plan in RSI Retirement Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgewood, State of New Jersey, on this 1st day of February, 1999.


                                    Ridgewood Savings Bank of New Jersey 401(k)
                                    Savings Plan in RSI Retirement Trust



By /s/John Scognamiglio
  ----------------------
                                    As Plan Administrator on behalf of
                                    Ridgewood Savings Bank of New Jersey